[Letterhead of Goodwin, Procter & Hoar LLP}


                                                                     EXHIBIT 8.1

                                  July 16, 1998



T Cell Sciences, Inc.
119 Fourth Avenue
Needham, MA 02194

Ladies and Gentlemen:

         We have acted as counsel to T Cell Sciences, Inc. (the "Company"), a Delaware corporation, in connection with the proposed merger (the "Merger") of TC Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Virus Research Institute, Inc. ("VRI"), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of May 12, 1998 (the "Merger Agreement") by and among the Company, TC Merger Corp. and VRI. At your request, and pursuant to Section 8.3 of the Merger Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Capitalized terms contained herein and not otherwise defined herein have the same meanings given such terms in the Proxy Statement/Prospectus as defined herein.

         For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement, the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") of the Company and VRI included in the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on or about the date hereof in connection with the issuance in the Merger of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and warrants to purchase Common Stock, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by the Company, TC Merger Corp. and VRI (including, without limitation, those contained in certain certified representations and in the Proxy Statement/Prospectus, the Registration Statement and those contained in or made pursuant to the Merger Agreement), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger (the "Closing Date"), and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all representations made "to the best knowledge of" any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.



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                          GOODWIN, PROCTER & HOAR LLP

T Cell Sciences, Inc.
July 16, 1998
Page 2



         In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement/Prospectus and Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) the Merger will qualify as a merger under the applicable laws of the State of Delaware; (iii) each of the Company, TC Merger Corp. and VRI will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder; and (iv) the Merger Agreement and all other documents and instruments referred to therein or in the Proxy Statement/Prospectus and Registration Statement are valid and binding in accordance with their terms.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by the Company, TC Merger Corp. or VRI as to the federal income tax consequences addressed in this opinion.

                                     * * * *

         Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

                                     * * * *

         No opinion is expressed as to any matter not specifically addressed above. No opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Closing Date in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.



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                          GOODWIN, PROCTER & HOAR LLP


T Cell Sciences, Inc.
July 16, 1998
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP
                                             -------------------------------
                                             Goodwin, Procter & Hoar  LLP